EXHIBIT 99.1

IMMEDIATE RELEASE

NEWS

November 2, 2004	NASDAQ-EVOL

EVOLVING SYSTEMS ACQUIRES UK-BASED TERTIO TELECOMS, LTD.

Privately Held Tertio Adds Complementary Product Mix,

Large International Customer Base and Positive Operating Cash Flow

Third Acquisition in 12 Months Transforms Evolving Systems Into

Global Provider of Software and Solutions for Telecom Carrier Market

ENGLEWOOD, Colorado — Evolving Systems, Inc. (NASDAQ-EVOL), a leading provider of innovative software solutions and services to the wireless, wireline and IP carrier market, today announced the acquisition of UK-based Tertio Telecoms, Ltd., a privately held supplier of operations support systems (OSS) software solutions to communication carriers throughout Europe, the Middle East, Africa and Asia.  With a worldwide customer base that includes such telecom leaders as Vodafone, Hutchison 3G, Telewest Broadband and T-Mobile, Tertio is a growing company with a strong product offering and an impressive network of industry partners.  Visit http://www.telco-tertio.com.

The acquisition, which is the third and largest acquisition by Evolving Systems over the past 12 months, transforms Evolving Systems from a North American leader in OSS into a diversified global provider of OSS software and services to wireline, wireless, cable and IP customers.

The transaction was closed on November 2, 2004 at an approximate value of $40.7 million, consisting of $11.0 million in cash, approximately $16.0 million in seller-financed notes and approximately $13.7 million in convertible preferred stock.  Q Advisors LLC, based in Denver, Colorado, acted as exclusive financial advisor to Evolving Systems in connection with the transaction.  Evolving Systems may call a special stockholders’ meeting in early 2005 to vote on management’s plan to convert some of the seller financed debt to a convertible note which, if converted, significantly strengthens the Company’s balance sheet by reducing long-term debt and related interest costs.  If the special stockholders’ meeting is called, details will be provided in a separate news release.

“In the telecom software industry, it is difficult to grow your business without having a global customer base and a product portfolio that allows for cross-selling opportunities,” said Sanjay Mewada, vice president with the Yankee Group. “Today communications service providers (CSPs) are looking to do business with fewer vendors.  In order to continue to grow, companies like Evolving Systems must provide a broader set of integrated products and services that will help CSPs both manage their costs and improve their customers’ experience.”

“The Tertio acquisition is a transforming event for Evolving Systems as we become a company with global reach and a customer base that includes many of the world’s leading communications carriers,”

said Stephen Gartside, president and chief executive officer of Evolving Systems.  “Together, we’ll offer our customers new and innovative solutions that meet their critical operational needs in the areas of service activation, network mediation and number management.  As a larger company with a global orientation, we have the potential to accelerate growth, drive higher profitability and build shareholder value.”

Gartside noted that Tertio’s activation and mediation solutions, Provident™ and Evident™, fit well with elements of Evolving Systems’ portfolio, strengthening the Company’s current network mediation and service assurance offerings.  The combined companies will provide an integrated service delivery platform that will speed a carrier’s introduction and support of new offerings while at the same time reducing operational touch and costs. “We are particularly excited about the growth prospects for Tertio’s wireless activation and network mediation solution that address high-growth areas of VoIP, DSL, cable/broadband and 3G,” he added.

Commenting on the transaction, Nigel Clifford, former CEO of Tertio Telecoms and now executive vice president at Evolving Systems, said, “We are very pleased to have joined forces with Evolving Systems.  Indeed, the new combination provides answers to Tertio’s strategic quest to extend its class-leading portfolio from its established markets of Europe, the Middle East, Africa and Asia Pacific to the other side of the Atlantic and add further solutions to our distribution channels.”  He added, “It’s clear that both Evolving Systems and Tertio share a strong belief in “delighting” our customers through outstanding people and products.  During our extensive discussions on this opportunity, it has become more and more evident that we can accelerate our success much more dramatically as a combined entity.”

Tertio, headquartered in London, England, is a profitable, growing company with proven management and technical teams assembled over its 15-year history.  In 1999 Tertio de-merged from Tertio Ltd. and became Tertio Telecoms, and is now exclusively focused on providing world-class solutions to communications companies on a global basis.  Tertio recorded profitable results on revenue of approximately $19.7 million, or £10.8 million, in 2003.  Tertio’s principal stockholders were private equity groups Advent International and Apax Partners.  Peter Skinner, a partner with Apax Partners, has joined Evolving Systems’ board as part of the transaction.

Evolving Systems/Tertio combination highlights:

•                  An international installed customer base with a presence in 37 countries in the Americas, Europe, Africa and Asia.

•                  50+ carrier customers in the wireline, wireless and cable/broadband market segments.

•                  Mission critical software solutions supporting more than 75 million subscribers and 325 million access lines worldwide.

•                  Combined product portfolio that includes applications for service activation, network and billing mediation, service assurance, as well as number porting and management.

•                  A global partnership roster that includes Accenture, Alcatel, Nortel, and Siemens.

•                  Worldwide product R&D capability across three continents — North America, Europe and Asia.

•                  230+ employees.

Integration Strategy and Guidance

Evolving Systems expects the two companies to be substantially integrated by mid 2005 with next generation offerings for the worldwide carrier market starting in late 2005.  The Company plans to organize into three market units focused on activation, mediation and assurance, and number management and portability.  The Company will have an integrated development organization and a geographically focused worldwide sales force and support organization.  Due to the costs associated with the integration activities, the Company expects to achieve modest profitability in 2005, before acquisition charges, on a projected $48 million to $51 million in combined revenue, inclusive of the recently announced acquisition of Telecom Software Enterprises, LLC.  For 2004 Evolving Systems expects revenue of $25 million to $27 million and profitability prior to any charges related to the 2004 acquisitions and related acquisition accounting.

The Company’s objective for 2006 is to accelerate its growth in activation, mediation and assurance and number management and portability, with a goal to achieve 10-12% top line growth with increased profitability resulting from the benefits of fully integrating the acquired businesses.

Conference Call Reminder

Evolving Systems will conduct a conference call on November 4th at 2:15 p.m. MT in which management will discuss third quarter results as well as details of the Tertio acquisition.

•Call 1-800-218-8862 for domestic toll free

•Call 303-262-2190 for Denver and international

•Conference I.D. number is 11013259

•Telephone replay through November 18, 2004 at 800-405-2236 or 303-590-3000, passcode 11013259#.

•Webcast, go to www.evolving.com.  Replay available through December 4, 2004.

About Evolving Systems

Evolving Systems, Inc. (NASDAQ: EVOL) enables wireline, wireless and IP customers by providing innovative software solutions and services.   Founded in 1985, the Company provides local number portability, number inventory, network mediation and service assurance solutions to some of the largest telecommunication service providers in North America. Evolving Systems is headquartered in Englewood, CO with development centers in Columbus, OH and Bangalore, India.  For more information, http://www.evolving.com

About Tertio Telecoms

Tertio Telecoms is a successful international provider of OSS (Operations Support Systems) software that delivers real efficiency and cost benefits to its customers.  The company’s provisioning/activation and mediation software enables operators to improve the efficiency of delivering and charging for new services over new technologies.  Tertio’s agile solutions are endorsed by some of the world’s leading network operators, including companies in the 3, T-Mobile and Vodafone groups, Telewest Broadband, Tele2, and Inmarsat.  Its solutions are deployed in 55 networks in 37 countries.  Tertio, which has a strong heritage of product development, has a reputation as an expert and reliable partner both to its customers and to systems integrators.  The company achieves consistently high scores in its annual customer satisfaction survey.  For more information, visit http://www.telco-tertio.com

About Advent International

Advent International is one of the world’s largest private equity firms, with €4.8 billion ($6 billion) in cumulative capital raised and offices in 13 countries across North America, Europe, Latin America and Asia Pacific.  Since its founding in 1984, Advent has invested in over 500 companies and has helped businesses raise €8 billion ($10 billion) through public equity and debt offerings.  These include 130 IPOs on major stock exchanges worldwide.  A highly experienced telecoms investor, Advent has invested in over 70 communications companies.  Visit www.adventinternational.com.

About Apax Partners

Apax Partners is one of the world’s leading private equity investment groups, operating across Europe, Israel, the United States and Japan.  With over 30 years of direct investing experience, Apax Partners’ Funds provide long-term equity financing to entrepreneurs to build and strengthen world-class companies.  It pursues a balanced equity portfolio strategy, investing in venture capital and buy-outs.  Apax Partners’ Funds invest in companies across its six chosen global sectors of information technology, telecommunications, healthcare, media, financial services, retail and consumer.  For additional information, visit the website at http://www.apax.com.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk.  The forward-looking statements in this document include statements about future financial and operating results and the impact of the Company’s acquisitions of Tertio Telecoms and Telecom Software Enterprises. These statements are based on our expectations and are naturally subject to uncertainty and changes in circumstances. Readers should not place undue reliance on these forward-looking statements, and the Company may not undertake to update these forward-looking statements. Actual results could vary materially from these expectations. The following factors, among others, could cause actual results to differ materially from those described in this press release:  the risk that the Company’s and Tertio’s businesses will not be integrated successfully; the costs related to the acquisition; and other economic, business, competitive and/or regulatory factors affecting Evolving Systems’ and Tertio’s business generally.

For a more extensive discussion of the Company’s business, please refer to the Company’s Form 10-K filed with the SEC on March 24, 2004 as well as subsequently filed Form 10-Q and 8-K reports.

Contacts

Investor Relations	Public Relations
Jay Pfeiffer	Dan La Russo
Pfeiffer High Investor Relations, Inc.	Ogilvy Public Relations Worldwide
303.393.7044	212.880.5315
jay@pfeifferhigh.com	dan.larusso@ogilvypr.com